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                                                                   EXHIBIT 23(C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 1, 1995, which appears on page A-10 of the 1994 Annual Report to Shareholders of Illinois Power Company in the appendix to the Illinois Power Company Information Statement, which is incorporated by reference in Illinois Power Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

St. Louis, Missouri


November 21, 1995